Exhibit 10.11

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 14, 2004, is made by and among RV ACQUISITION INC., a Delaware corporation (the “Company”), BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P., a Delaware limited partnership (“BRS”), each of the executives of Lazy Days’ R.V. Center, Inc., a Florida corporation, as set forth on Schedule A attached hereto or who executes a joinder to this Agreement in the form of Exhibit 1 attached hereto on or after the date hereof (each individually, an “Executive”, and collectively, the “Executives”).  Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in Section 1 hereof.

WHEREAS, BRS each of the Executives hold shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                      Definitions.  As used herein, the following terms shall have the following meanings.

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“BRS Registrable Securities” means (i) any shares of Common Stock acquired by, or issued or issuable to, BRS or any of its respective Affiliates or permitted transferees on or after the date hereof and (ii) all equity securities issued or issuable directly or indirectly with respect to any shares of Common Stock described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Common Stock” means, collectively, (i) the Company’s common stock, par value $0.01 per share, (ii) any other class of common stock of the Company and (iii) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Executive Registrable Securities” means (i) any shares of Common Stock acquired by, or issued or issuable to, any Executive or any of his or her Affiliates or permitted transferees on or after the date hereof and (ii) all equity securities issued or issuable directly or indirectly with respect to any shares of Common Stock described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Holder” means, at any applicable time, a holder of Registrable Securities.

“Initial Public Offering” means the initial, underwritten public offering of the Company’s Common Stock registered under the Securities Act.

“NASD” means National Association of Securities Dealers, Inc.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a bank, a trust company, a land trust, a business trust, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization, whether or not it is a legal entity.

“Registrable Securities” means collectively, the Executive Registrable Securities and the BRS Registrable Securities.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and distributing expenses, messenger and delivery expenses, fees and expenses of custodians, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses and fees for listing the securities to be registered on any securities exchange or the NASD automated quotation system, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

2.                                      Demand Registrations.

(a)                                  Requests for Registration.  At any time and from time to time, the holder(s) of at least a majority of the BRS Registrable Securities may request registration under the Securities Act of all or any portion of their BRS Registrable Securities on Form S-1 or any similar long-form registration (a “Long-Form Registration”), or on Form S-2 or S-3 or any similar short-form registration (a “Short-Form Registration”), if such a short form is available.  All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations”.  Each request for a Demand Registration (a “Demand Request”) shall specify the approximate number of BRS Registrable Securities requested to be registered, the anticipated method or methods of distribution, and the anticipated per share price range for such offering.  Within ten days after receipt of any such Demand Request, the Company will give written notice of such requested registration (which shall specify the intended method of disposition of such Registrable Securities) to all other Holders (a “Company Notice”) and the Company will include (subject to the provisions of this Agreement) in such registration, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the delivery of such Company Notice; provided, that any such other Holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)                                 Long-Form Registrations.  The holders of BRS Registrable Securities will be entitled to up to four (4) Long-Form Registrations in the aggregate.  A registration will not count as a permitted Long-Form Registration for purposes of the preceding sentence unless and until it has become effective and no Long-Form Registration will count as a Long-Form Registration for purposes of the preceding sentence unless the applicable holders of BRS Registrable Securities sell at least 90% of the BRS Registrable Securities requested to be included by them in such registration.

(c)                                  Short-Form Registrations.  The holders of BRS Registrable Securities will be entitled to unlimited Short-Form Registrations.  Demand Registrations by holders of BRS Registrable Securities will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.  After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

(d)                                 Priority on Demand Registrations.  The Company will not include in any Demand Registration any securities which are not Registrable Securities unless the holder(s) of at least a majority of the BRS Registrable Securities included in such Demand Registration otherwise consent.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities, requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range specified in the Demand Request pursuant to Section 2(a) and without adversely affecting the marketability of the offering, then the Company will include in such Demand Registration (A) first, the number of Registrable Securities requested to be included in such Demand Registration, pro rata among the Holders of such Registrable Securities based on the number of Registrable Securities requested by each such Holder to be so included, and (B) second, any other securities of the Company requested to be included in such registration, in such manner as the Company may determine.

(e)                                  Restrictions on Demand Registrations.  The Company will not be obligated to file any registration statement with respect to any Demand Registration within 180 days after the effective date of a previous Demand Registration.

(f)                                    Selection of Underwriters.  In the case of a Demand Registration for an underwritten offering, the holders of a majority of the BRS Registrable Securities to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering (which investment banker(s) and manager(s) will be nationally recognized) subject to the Company’s approval, which approval will not be unreasonably withheld.

(g)                                 Other Registration Rights.  Except as provided in this Agreement, after the date hereof, the Company will not grant to any Persons the right to request the Company to register any equity or similar securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the BRS Registrable Securities.

3.                                      Piggyback Registrations.

(a)                                  Right to Piggyback.  Whenever the Company proposes to register any of its Common Stock under the Securities Act for its own account or for the account of any holder of the Common Stock (other than pursuant to a Demand Registration, and other than pursuant to a registration statement on Form S-8 or S-4 or any successor form or form for similar registration purposes or in connection with a registration the primary purpose of which is to register debt securities, i.e., in connection with a so-called “equity kicker”) (a “Piggyback Registration”), the Company will give prompt written notice to all Holders of its intention to effect such a registration and of such Holders’ rights under this Section 3(a).  Upon the written request of any Holder, the Company shall include in such registration (subject to the provisions of this Agreement) all Registrable Securities requested to be registered pursuant to this Section 3(a), subject to Section 3(b) or 3(c),  below, as applicable, with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice; provided, that any such other Holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.  Notwithstanding the foregoing, no Registrable Securities shall be included in the Initial Public Offering without the prior written consent of the holders of a majority of the BRS Registrable Securities.  In the event the holders of a majority of the BRS Registrable Securities consent to the inclusion of Registrable Securities in the Initial Public Offering, then the Holders shall be entitled to include securities in such registration as provided in this Section 3.

(b)                                 Priority on Primary Registrations.  If a Piggyback Registration is in part an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders based on the number of Registrable Securities requested by each such Holder to be so included, and (iii) third, any other securities requested to be included in such registration, in such manner as the Company may determine.

(c)                                  Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration and without adversely affecting the marketability of the offering, then the Company will include in such registration (i) first, the securities requested to be included therein by the holders of the Company’s securities requesting such registration (so long as such holders’ registration rights were granted in accordance with Section 2(g)), (ii) second, the Registrable Securities requested to be included in such registration, pro rata among such Holders based on the number of Registrable Securities requested by each such Holder to be so included, and (iii) third, any other securities requested to be included in such registration, in such manner as the Company may determine.

(d)                                 Selecting Underwriters.  If any Piggyback Registration is an underwritten offering, the investment banker(s) and manager(s) to administer the offering (which investment banker(s) and manager(s) will be nationally recognized) will be selected by the Company, subject to the approval by a majority of the BRS Registrable Securities, which approval will not be unreasonably withheld.

(e)                                  Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then the Company will not file or cause to be effected any other registration of any of its equity or similar securities or securities convertible or exchangeable into or exercisable for its equity or similar securities under the Securities Act (except on Forms S-4 or S-8, or any successor form or form for similar registration purposes, or in connection with a Demand Registration or in connection with a registration the primary purpose of which is to register debt securities, i.e., in connection with a so-called “equity kicker”), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

4.                                      Holdback Agreements.

(a)                                  Each Holder hereby agrees not to effect any sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing such underwritten registration otherwise agree.

(b)                                 The Company (i) will not effect any sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form or form for similar registration purposes), unless the underwriters managing such underwritten registration otherwise agree, and (ii) will use its reasonable best efforts to cause each holder of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing such underwritten registration otherwise agree.

5.                                      Registration Procedures.  Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)                                  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected pursuant to Section 6 below copies of all such documents proposed to be filed, which documents will be subject to the prompt review and reasonable comment of such counsel), and upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any written comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any written request by the SEC for the amending or supplementing thereof or for additional information with respect thereto;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c)                                  furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)                                 use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction in any jurisdiction where it is not so subject, or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction where it is not so subject);

(e)                                  promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will, as soon as reasonably practicable, file and furnish to all sellers a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)                                    if requested by the holders of a majority of the BRS Registrable Securities in connection with any Demand Registration, use its commercially reasonable efforts to cause to be included in such registration Common Stock having an aggregate value (based on midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of up to $10 million, to be offered in a primary offering of the Company’s securities contemporaneously with such offering of Registrable Securities;

(g)                                 cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market System (“Nasdaq Market”) and, if listed on the Nasdaq Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq “National Market System security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure Nasdaq Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(h)                                 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)                                     enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a split or a combination of stock or units); provided, that no Holder shall have any indemnification or contribution obligations inconsistent with Section 7 hereof;

(j)                                     make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information and participate in due diligence sessions reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)                                  otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l)                                     use best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and, in the event of such issuance, the Company shall immediately notify the Holders included in such registration statement of the receipt by the Company of such notification and shall use its best efforts promptly to obtain the withdrawal of such order;

(m)                               use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities, and cooperate and assist with any filings to be made with the NASD;

(n)                                 obtain one or more “cold comfort” letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

(o)                                 provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in such Holder’s sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (ii), if requested by the Company, such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

6.                                      Registration Expenses.  The Company will bear all Registration Expenses whether or not the Demand Registration or Piggyback Registration pursuant to which such Registration Expenses are incurred have become effective.  In addition, in connection with each Demand Registration, the Company will reimburse the Holders included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities requesting inclusion in such registration (which counsel shall be retained to represent all such Holders).

7.                                      Indemnification.

(a)                                  By the Company.  The Company agrees to, and will cause each of its Subsidiaries to agree to, indemnify, to the fullest extent permitted by law, each Holder, its officers, directors, members, employees, agents, stockholders and general and limited partners and each Person who controls (within the meaning of the Securities Act and Exchange Act) such Holder against any and all losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, reports required and other documents filed under the Securities Act, Exchange Act, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation and relating to action or inaction in connection with any such registration, disclosure document or other document and shall reimburse such Holder, officer, director, member, employee, agent, stockholder, partner or controlling Person for any legal or other expenses, including any amounts paid in any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, incurred by such Holder, officer, director, member, employee, agent, stockholder, partner or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.  In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, directors, agents and employees and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b)                                 By the Holders.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits about such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company and the other Holders against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder which authorizes its use in the applicable document; provided, that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of cash proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)                                  Claim Procedures.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent it may wish, with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed) and the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, a release from all liability in respect of such claim or litigation provided by the claimant or plaintiff to such indemnified party.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay (x) the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or (y) any settlement made by any indemnified party without such indemnifying party’s consent (but such consent will not be unreasonably withheld).

(d)                                 Survival; Contribution.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, agent or employee and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such indemnified party, and will survive the transfer of securities.  The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

8.                                      Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), so long as no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9.                                      Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at its expense to use its best efforts to:

(a)                                  make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)                                  so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act

(at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

10.                               Amendment and Waiver.  No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the Registrable Securities; provided, that any such modification, amendment or waiver which adversely affects any Holder and is prejudicial to such Holder relative to all of the other Holders shall not be effected without the consent of such Holder.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

11.                               Severability; Entire Agreement.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.                               Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holders and any subsequent holders of Registrable Securities and the respective successors and assigns of each of them, so long as they hold Registrable Securities (and hold or have received Registrable Securities in accordance with the terms hereof).

13.                               Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

14.                               Remedies.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Holder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

15.                               Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will only be deemed to have been given when delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient.  Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

RV Acquisition Inc.
c/o Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022
Attention:	Thomas J. Baldwin
Facsimile:	(212) 521-3703
Email:	baldwin@brs.com

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention:	Kimberly P. Taylor
Facsimile:	(212) 446-4900
Email:	ktaylor@kirkland.com

To BRS:

Bruckmann, Rosser, Sherrill & Co. II, L.P.
c/o Bruckmann, Rosser, Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022
Attention:	Thomas J. Baldwin
Facsimile:	(212) 521-3703
Email:	baldwin@brs.com

with a copy (which shall not constitute notice to BRS) to:

Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention:	Kimberly P. Taylor
Facsimile:	(212) 446-4900
Email:	ktaylor@kirkland.com

To any Executive:

To Executive’s address indicated on Schedule A hereto

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

16.                               Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

17.                               Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18.                               Time of the Essence; Computation of Time.  Time is of the essence for each and every provision of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

19.                               Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

20.                               Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 15, such service to become effective 10 days after such mailing.

21.                               No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

22.                               No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

RV ACQUISITION INC. a Delaware corporation

By:	/s/ Charles L. Thibault
Name: Charles L. Thibault
Title: Chief Financial Officer

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, LLC
Its:	General Partner

By:	/s/ Tom Baldwin
Name: Tom Baldwin
Title: Managing Director

EXECUTIVES:

/s/ Donald W. Wallace
DONALD W. WALLACE

SCHEDULE A
LIST OF EXECUTIVES AND ADDRESSES

1.                                       Donald W. Wallace
c/o Lazy Days’ R.V. Center, Inc.
6130 Lazy Days Boulevard
Seffner, Florida 33584
Facsimile: (813) 246-5240

A1

EXHIBIT 1

FORM OF JOINDER TO
REGISTRATION RIGHTS AGREEMENT

This JOINDER (the “Joinder”) to the Registration Rights Agreement (the “Agreement”), dated as of May       , 2004 by and among RV Acquisition Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company, is made and entered into as of                            by and between the Company and                              (“New Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, New Holder has acquired certain shares, or options or warrants to acquire certain shares, of capital stock of the Company (“Holder Stock”), and the Agreement and the Company requires New Holder, as a holder of such capital stock, to become a party to the Agreement, and New Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.  Agreement to be Bound.  New Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.  In addition, New Holder hereby agrees that all Holder Stock shall be deemed [BRS Registrable Securities/Executive Registrable Securities] for all purposes of the Agreement.

2.  Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and New Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

3.  Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.  Notices.  For purposes of Section 15 of the Agreement, all notices, demands or other communications to the New Holder shall be directed to:

[Name]
[Address]
[Facsimile Number]

5.  Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

6.  Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

7.  Waiver of Jury Trial.  Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

8.  Jurisdiction.  Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 4 of this Joinder, such service to become effective 10 days after such mailing.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

RV ACQUISITION INC.

By:
Name:
Title:

[HOLDER]

By: